UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 27, 2010, Blackbaud, Inc. (the “Company”) issued a press release reporting unaudited financial results for the quarter ended June 30, 2010. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 and Exhibit 99.1 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Election of Directors

On July 27, 2010, the Board of Directors (the “Board”) of the Company appointed David G. Golden and Sarah E. Nash as members of the Board. Mr. Golden was appointed as a Class B director and will hold office until the Company’s 2012 Annual Meeting of Stockholders or until his successor is elected and qualified. Ms. Nash was appointed as a Class C director and will hold office until the Company’s 2013 Annual Meeting of Stockholders or until her successor is elected and qualified. The Nominating and Corporate Governance Committee of the Board conducted the search for director candidates. It has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics including strength of character, mature judgment, career specialization, relevant technical skills and independence. While the Nominating and Corporate Governance Committee does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, it does consider diversity to be an additional desirable characteristic in potential nominees. After reviewing several director candidates, the Nominating and Corporate Governance Committee recommended Mr. Golden and Ms. Nash for appointment to the Board.

Mr. Golden will serve on the Audit Committee of the Board and Ms. Nash will serve on the Nominating and Corporate Governance Committee of the Board.

There were no arrangements or understandings between either Mr. Golden or Ms. Nash and any other person pursuant to which Mr. Golden and Ms. Nash were appointed as directors of the Board and there are no related party transactions between either Mr. Golden or Ms. Nash and the Company.

On August 2, 2010, Mr. Golden and Ms. Nash will each be granted $140,000 worth of shares of the Company’s restricted stock for their appointment and service to the Board that will vest on August 2, 2011 or, if earlier, immediately prior to the next annual election of directors of the Company, provided that Mr. Golden and Ms. Nash are then serving as directors of the Company.

A copy of the press release regarding the appointment of Mr. Golden and Ms. Nash to the Board is attached hereto as Exhibit 99.2.

Item 8.01.	Other Events.

In the press released attached hereto as Exhibit 99.1, the Company also announced that the Board authorized a new program to repurchase up to $50 million shares of the Company’s common stock. The program is effective August 1, 2010 and has no expiration date. Repurchases may be made from time to time in the open market or in privately negotiated transactions, depending on market conditions. While there is no ceiling on the price at which the Company may repurchase shares of its common stock, the Board must approve all repurchases made under program.

The information in Item 8.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated July 27, 2010 reporting unaudited financial results for the quarter ended June 30, 2010.

99.2	Press released dated July 27, 2010 regarding the appointment of Mr. Golden and Ms. Nash to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: July 27, 2010	/s/ Timothy V. Williams
Timothy V. Williams,
Senior Vice President and Chief Financial Officer